UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010 (January 11, 2010)

LUMINEX CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This update is provided in anticipation of Luminex Corporation’s participation at the JPMorgan Healthcare Conference. Luminex is adjusting its 2009 full year projected revenue guidance to between $119 to $121 million from the most recent projected revenue guidance of between $118 and $126 million reported by Luminex on November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie

	Name: Title:	Harriss T. Currie Vice President, Finance, Chief Financial Officer and Treasurer